                                   Exhibit 2
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                        AMENDED AND RESTATED CREDIT AGREEMENT



                                       BETWEEN



                              SOUTHWESTERN EAGLE L.L.C.



                                         AND



                        BANK ONE, TEXAS, NATIONAL ASSOCIATION



                                     June 1, 1999


                            ------------------------------


                    REVOLVING LINE OF CREDIT OF UP TO $50,000,000


                            ------------------------------







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

                               TABLE OF CONTENTS

                                                                                 Page
ARTICLE I      DEFINITIONS AND INTERPRETATION
     1.1       Terms Defined Above . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2       Additional Defined Terms. . . . . . . . . . . . . . . . . . . . . . .1
     1.3       Undefined Financial Accounting Terms. . . . . . . . . . . . . . . . 11
     1.4       References. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     1.5       Articles and Sections . . . . . . . . . . . . . . . . . . . . . . . 11
     1.6       Number and Gender . . . . . . . . . . . . . . . . . . . . . . . . . 12
     1.7       Incorporation of Exhibits . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE II     TERMS OF FACILITY
     2.1       Revolving Line of Credit. . . . . . . . . . . . . . . . . . . . . . 12
     2.2       Use of Loan Proceeds. . . . . . . . . . . . . . . . . . . . . . . . 12
     2.3       Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     2.4       Repayment of Loans and Interest . . . . . . . . . . . . . . . . . . 13
     2.5       Outstanding Amounts . . . . . . . . . . . . . . . . . . . . . . . . 13
     2.6       Time, Place, and Method of Payments . . . . . . . . . . . . . . . . 13
     2.7       Borrowing Base Determinations . . . . . . . . . . . . . . . . . . . 13
     2.8       Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . . . 14
     2.9       Voluntary Prepayments of Loans. . . . . . . . . . . . . . . . . . . 14
     2.10      Commitment Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     2.11      Engineering Fee . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     2.12      Facility Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     2.13      Loans to Satisfy Obligations of Borrower. . . . . . . . . . . . . . 15
     2.14      Security Interest in Accounts; Right of Offset. . . . . . . . . . . 15
     2.15      General Provisions Relating to Interest . . . . . . . . . . . . . . 15
     2.16      Letters in Lieu of Transfer Orders. . . . . . . . . . . . . . . . . 16
     2.17      Power of Attorney . . . . . . . . . . . . . . . . . . . . . . . . . 17

ARTICLE III    CONDITIONS
     3.1       Receipt of Loan Documents and Other Items . . . . . . . . . . . . . 17
     3.2       Each Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE IV     REPRESENTATIONS AND WARRANTIES
     4.1       Due Authorization . . . . . . . . . . . . . . . . . . . . . . . . . 20
     4.2       Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     4.3       Partnership Existence . . . . . . . . . . . . . . . . . . . . . . . 21
     4.4       Valid and Binding Obligations . . . . . . . . . . . . . . . . . . . 21
     4.5       Security Instruments. . . . . . . . . . . . . . . . . . . . . . . . 21
     4.6       Title to Assets . . . . . . . . . . . . . . . . . . . . . . . . . . 21

                                      -i-

     4.7       Scope and Accuracy of Financial Statements. . . . . . . . . . . . . 21
     4.8       No Material Misstatements . . . . . . . . . . . . . . . . . . . . . 22
     4.9       Liabilities, Litigation, and Restrictions . . . . . . . . . . . . . 22
     4.10      Authorizations; Consents. . . . . . . . . . . . . . . . . . . . . . 22
     4.11      Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . 22
     4.12      ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     4.13      Environmental Laws. . . . . . . . . . . . . . . . . . . . . . . . . 22
     4.14      Compliance with Federal Reserve Regulations . . . . . . . . . . . . 23
     4.15      Investment Company Act Compliance . . . . . . . . . . . . . . . . . 23
     4.16      Public Utility Holding Company Act Compliance . . . . . . . . . . . 23
     4.17      Proper Filing of Tax Returns; Payment of Taxes Due. . . . . . . . . 23
     4.18      Refunds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     4.19      Gas Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     4.20      Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . 24
     4.21      Casualties or Taking of Property. . . . . . . . . . . . . . . . . . 24
     4.22      Locations of Borrower . . . . . . . . . . . . . . . . . . . . . . . 24
     4.23      Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

ARTICLE V      AFFIRMATIVE COVENANTS
     5.1       Maintenance and Access to Records . . . . . . . . . . . . . . . . . 24
     5.2       Quarterly Financial Statements; Compliance Certificates . . . . . . 25
     5.3       Annual Financial Statements . . . . . . . . . . . . . . . . . . . . 25
     5.4       Oil and Gas Reserve Reports . . . . . . . . . . . . . . . . . . . . 25
     5.5       Title Opinions; Title Defects . . . . . . . . . . . . . . . . . . . 26
     5.6       Notices of Certain Events . . . . . . . . . . . . . . . . . . . . . 26
     5.7       Letters in Lieu of Transfer Orders; Division Orders . . . . . . . . 27
     5.8       Additional Information. . . . . . . . . . . . . . . . . . . . . . . 27
     5.9       Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . 27
     5.10      Payment of Assessments and Charges. . . . . . . . . . . . . . . . . 27
     5.11      Maintenance of Limited Liability Company Existence and Good
               Standing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     5.12      Payment of Notes; Performance of Obligations. . . . . . . . . . . . 28
     5.13      Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . 28
     5.14      Initial Fees and Expenses of Counsel to Lender. . . . . . . . . . . 28
     5.15      Subsequent Fees and Expenses of Lender. . . . . . . . . . . . . . . 28
     5.16      Operation of Oil and Gas Properties . . . . . . . . . . . . . . . . 29
     5.17      Maintenance and Inspection of Properties. . . . . . . . . . . . . . 29
     5.18      Maintenance of Insurance. . . . . . . . . . . . . . . . . . . . . . 29
     5.19      INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     5.20      Borrower's Year 2000 Compliance . . . . . . . . . . . . . . . . . . 30

                                     -ii-

ARTICLE VI     NEGATIVE COVENANTS
     6.1       Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     6.2       Contingent Obligations. . . . . . . . . . . . . . . . . . . . . . . 31
     6.3       Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     6.4       Sales of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     6.5       Leasebacks. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     6.6       Loans or Advances . . . . . . . . . . . . . . . . . . . . . . . . . 32
     6.7       Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     6.8       Dividends and Distributions . . . . . . . . . . . . . . . . . . . . 32
     6.9       Changes in Company Structure. . . . . . . . . . . . . . . . . . . . 32
     6.10      Transactions with Affiliates. . . . . . . . . . . . . . . . . . . . 33
     6.11      Lines of Business . . . . . . . . . . . . . . . . . . . . . . . . . 33
     6.12      Plan Obligations.   . . . . . . . . . . . . . . . . . . . . . . . . 33
     6.13      Tangible Net Worth.   . . . . . . . . . . . . . . . . . . . . . . . 33
     6.14      General Administrative Expenses.  . . . . . . . . . . . . . . . . . 33
     6.15      Current Ratio.  . . . . . . . . . . . . . . . . . . . . . . . . . . 33

ARTICLE VII    EVENTS OF DEFAULT
     7.1       Enumeration of Events of Default. . . . . . . . . . . . . . . . . . 33
     7.2       Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

ARTICLE VIII   MISCELLANEOUS
     8.1       Transfers; Participations . . . . . . . . . . . . . . . . . . . . . 36
     8.2       Survival of Representations, Warranties, and Covenants. . . . . . . 36
     8.3       Notices and Other Communications. . . . . . . . . . . . . . . . . . 36
     8.4       Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . 37
     8.5       Rights of Third Parties . . . . . . . . . . . . . . . . . . . . . . 37
     8.6       Renewals; Extensions. . . . . . . . . . . . . . . . . . . . . . . . 37
     8.7       No Waiver; Rights Cumulative. . . . . . . . . . . . . . . . . . . . 38
     8.8       Survival Upon Unenforceability. . . . . . . . . . . . . . . . . . . 38
     8.9       Amendments; Waivers . . . . . . . . . . . . . . . . . . . . . . . . 38
     8.10      Controlling Agreement . . . . . . . . . . . . . . . . . . . . . . . 38
     8.11      Disposition of Collateral . . . . . . . . . . . . . . . . . . . . . 38
     8.12      GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     8.13      JURISDICTION AND VENUE. . . . . . . . . . . . . . . . . . . . . . . 39
     8.14      WAIVER OF RIGHTS TO JURY TRIAL. . . . . . . . . . . . . . . . . . . 39
     8.15      ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . 39
     8.16      Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

LIST OF EXHIBITS

Exhibit I      -    Form of Note
Exhibit II     -    Form of Borrowing Request
Exhibit III    -    Form of Compliance Certificate
Exhibit IV     -    Form of Opinion of Counsel
Exhibit V      -    Disclosures

                     AMENDED AND RESTATED CREDIT AGREEMENT


              THIS AMENDED AND RESTATED CREDIT AGREEMENT is made and entered into this 1st day of June, 1999, by and between SOUTHWESTERN EAGLE L.L.C., a Louisiana limited liability company (the "BORROWER"), and BANK ONE, TEXAS, NATIONAL ASSOCIATION, national banking association (the "LENDER").


                              W I T N E S S E T H:

              In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows, amending and restating in its entirety the Letter Loan Agreement dated November 26, 1997, as amended by First Amendment dated May 25, 1998 and Second Amendment dated July 28, 1998.

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

              1.1 TERMS DEFINED ABOVE. As used in this Credit Agreement, the terms "BORROWER" "GUARANTORS" and "LENDER" shall have the meaning assigned to them hereinabove.

              1.2 ADDITIONAL DEFINED TERMS. As used in this Credit Agreement, each of the following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

              "AFFILIATE" shall mean any Person directly or indirectly controlling, or under common control with, the Borrower and includes any Subsidiary of the Borrower and any "affiliate" of the Borrower within the meaning of Reg. Section 240.12b-2 of the Securities Exchange Act of 1934, as amended, with "control," as used in this definition, meaning possession, directly or indirectly, of the power to direct or cause the direction of management, policies or action through ownership of voting securities, contract, voting trust, or membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships.

              "AGREEMENT" shall mean this Credit Agreement, as it may be amended, supplemented, or restated from time to time.

              "AVAILABLE COMMITMENT" shall mean, at any time, an amount equal to the remainder, if any, of (a) the Borrowing Base in effect at such time MINUS (b) the Loan Balance at such time.

              "BASE RATE" shall mean the interest rate announced or published by the Lender from time to time as its general reference rate of interest, which Base Rate shall change upon any change in such announced or published general reference interest rate and which Base Rate may not be the lowest interest rate charged by the Lender.

              "BORROWING BASE" shall mean, at any time, the amount determined by the Lender in accordance with Section 2.7 and then in effect.

              "BORROWING REQUEST" shall mean each written request, in substantially the form attached hereto as Exhibit II, by the Borrower to the Lender for a borrowing or prepayment pursuant to Sections 2.1 or 2.9, each of which shall:

                     (a) be signed by a Responsible Officer of the
              Borrower;

                     (b) specify the amount requested or prepaid
              and the date of the borrowing or prepayment (which shall be a Business Day); and

                     (c) be delivered to the Lender no later than
              11:00 a.m., Central Standard or Daylight Savings
              Time, as the case may be, on the Business Day of the requested borrowing or prepayment.

              "BUSINESS DAY" shall mean a day other than a Saturday, Sunday, legal holiday for commercial banks under the laws of the State of Texas, or any other day when banking is suspended in the State of Texas.

              "CASH FLOW" shall mean net income plus interest, depreciation, and other non-cash charges, less non-cash income.

              "CLOSING DATE" shall mean the effective date of this Agreement.

              "COLLATERAL" shall mean the Mortgaged Properties and any other Property now or at any time used or intended as security for the payment or performance of all or any portion of the Obligations.

              "COMMITMENT" shall mean the obligation of the Lender, subject to applicable provisions of this Agreement, to make Loans to or for the benefit of the Borrower pursuant to Section 2.1.

              "COMMITMENT FEE" shall mean each fee payable to the Lender by the Borrower pursuant to Section 2.10.

              "COMMITMENT PERIOD" shall mean the period from and including the Closing Date to but not including the Commitment Termination Date.

              "COMMITMENT TERMINATION DATE" shall mean August 25, 2000.

              "COMMONLY CONTROLLED ENTITY" shall mean any Person which is under common control with the Borrower or the Guarantors within the meaning of Section 4001 of ERISA.

              "COMPLIANCE CERTIFICATE" shall mean each certificate, substantially in the form attached hereto as Exhibit III, executed by a Responsible Officer of the Borrower and furnished to the Lender from time to time in accordance with Sections 5.2 and 5.3.

              "CONTINGENT OBLIGATION" shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, or other obligations of any other Person (for purposes of this definition, a "PRIMARY OBLIGATION") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

              "CURRENT ASSETS" shall mean all assets which would, in accordance with GAAP, be included as current assets on a balance sheet of the Borrower as of the date of calculation.

              "CURRENT LIABILITIES" shall mean all liabilities which would, in accordance with GAAP, be included as current liabilities on a balance sheet of the Borrower as of the date of calculation.

              "DEBT SERVICE" shall mean an amount equal to (i) 1/6 of the Loan Balance at the end of any fiscal quarter, plus actual interest payments on such Loan Balance made during such quarter, plus (ii) actual principal and interest payments on indebtedness other than payments made under this Agreement during such quarter.

              "DEFAULT" shall mean any event or occurrence which with the lapse of time or the giving of notice or both would become an Event of Default.

              "DEFAULT RATE" shall mean a per annum interest rate equal to the Base Rate plus five percent (5%), but in no event exceeding the Highest Lawful Rate.

              "DOLLARS" and "$" shall mean dollars in lawful currency of the United States of America.

              "ENGINEERING FEE" shall mean each fee payable to the Lender by the Borrower pursuant to Section 2.11.

              "ENVIRONMENTAL COMPLAINT" shall mean any written or oral complaint, order, directive, claim, citation, notice of environmental report or investigation, or other notice by any Governmental Authority or any other Person with respect to (a) air emissions, (b) spills, releases, or discharges to soils, any improvements located thereon, surface water, groundwater, or the sewer, septic, waste treatment, storage, or disposal systems servicing any Property of the Borrower or the Guarantors, (c) solid or liquid waste disposal, (d) the use, generation, storage, transportation, or disposal of any Hazardous Substance, or (e) other environmental, health, or safety matters affecting any Property of the Borrower or the Guarantors or the business conducted thereon.

              "ENVIRONMENTAL LAWS" shall mean (a) the following federal laws as they may be cited, referenced, and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of the Borrower is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other equivalent federal, state, or local statute or any requirement, rule, regulation, code, ordinance, or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling, or release of Hazardous Substances.

              "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder and interpretations thereof.

              "EVENT OF DEFAULT" shall mean any of the events specified in Section 7.1.

              "FACILITY FEE" shall mean the fee payable to the Lender by the Borrower pursuant to Section 2.12.

              "FINAL MATURITY" shall mean August 25, 2000.

              "FINANCIAL STATEMENTS" shall mean statements of the financial condition of the Borrower and/or the Guarantors as at the point in time and for the period indicated and consisting of at least a balance sheet and related statements of operations, common stock and other stockholders' equity, and cash flows for the Borrower and, when required by applicable provisions of this Agreement to be audited, accompanied by the unqualified certification of a nationally-recognized firm of independent certified public accountants or other independent certified public accountants acceptable to the Lender and footnotes to any of the foregoing, all of which shall be prepared in accordance with GAAP consistently applied and in comparative form with respect to the corresponding period of the preceding fiscal period.

              "FLOATING RATE" shall mean an interest rate per annum equal to the Base Rate from time to time in effect plus one-half percent (1/2%), but in no event exceeding the Highest Lawful Rate.

              "GAAP" shall mean generally accepted accounting principles established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and in effect in the United States from time to time.

              "GOVERNMENTAL AUTHORITY" shall mean any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

              "GUARANTORS" shall mean Southwestern Production Corp., a Colorado corporation, James W. Williams, Michael Bright White, H. Hunter White, Jr., H. Hunter White, III, David Flinn and Christian Chisholm.

              "GUARANTIES" shall mean the Guaranties dated the Closing Date executed by the Guarantors in favor of the Lender, guaranteeing the payment and performance of the Obligations, as it may be ratified, amended, restated, or supplemented from time to time. Such Guaranties are Limited Guaranties as to James Williams, Michael Bright White, H. Hunter White, Jr., H. Hunter White, III, David Flinn and Christian Chisholm.

              "HAZARDOUS SUBSTANCES" shall mean flammables, explosives, radioactive materials, hazardous wastes, asbestos, or any material containing asbestos, polychlorinated biphenyls (PCBs), toxic substances or related materials, petroleum, petroleum products, associated oil or natural gas exploration, production, and development wastes, or any substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other law or regulation now or hereafter enacted or promulgated by any Governmental Authority.

              "HIGHEST LAWFUL RATE" shall mean the maximum non-usurious interest rate, if any (or, if the context so requires, an amount calculated at such rate), that at any time or from time to time may be contracted for, taken, reserved, charged, or received under applicable laws of the State of Texas or the United States of America, whichever authorizes the greater rate, as such laws are presently in effect or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow.

              "INDEBTEDNESS" shall mean, as to any Person, without duplication, (a) all liabilities (excluding reserves for deferred income taxes, deferred compensation liabilities, and other deferred liabilities and credits) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet, (b) all obligations of such Person evidenced by bonds, debentures, promissory notes, or similar evidences of indebtedness, (c) all other indebtedness of such Person for borrowed money, and (d) all obligations of others, to the extent any such obligation is secured by a Lien on the assets of such Person (whether or not such Person has assumed or become liable for the obligation secured by such Lien).

              "INSOLVENCY PROCEEDING" shall mean application (whether voluntary or instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian, or liquidator of any Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization, or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief, or other similar law of the United States, the State of Texas, or any other jurisdiction.

              "INTELLECTUAL PROPERTY" shall mean patents, patent applications, trademarks, tradenames, copyrights, technology, know-how, and processes.

              "INVESTMENT" in any Person shall mean any stock, bond, note, or other evidence of Indebtedness, or any other security (other than current trade and customer accounts) of, investment or partnership interest in or loan to, such Person.

              "LIEN" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, ship mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt, or a lease, consignment, or bailment for security purposes (other than true leases or true consignments), liens of mechanics, materialmen, and artisans, maritime liens and reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property which secure an obligation owed to, or a claim by, a Person other than the owner of such Property (for the purpose of this Agreement, the Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes), and the filing or recording of any financing statement or other security instrument in any public office.

              "LIMITATION PERIOD" shall mean any period while any amount remains owing on the Note and interest on such amount, calculated at the applicable interest rate, plus any fees or other sums payable under any Loan Document and deemed to be interest under applicable law, would exceed the amount of interest which would accrue at the Highest Lawful Rate.

              "LOAN" shall mean any loan made by the Lender to or for the benefit of the Borrower pursuant to this Agreement.

              "LOAN BALANCE" shall mean, at any time, the outstanding principal balance of the Note at such time.

              "LOAN DOCUMENTS" shall mean this Agreement, the Note, the Guaranty,, the Security Instruments, and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with this Agreement, the Note, the Guaranty, or the Security Instruments, and all renewals and extensions of, amendments and supplements to, and restatements of, any or all of the foregoing from time to time in effect.

              "MATERIAL ADVERSE EFFECT" shall mean (a) any adverse effect on the business, operations, properties, condition (financial or otherwise), or prospects of the Borrower, or the Guarantors which increases the risk that any of the Obligations will not be repaid as and when due, or (b) any adverse effect upon the Collateral.

              "MORTGAGED PROPERTIES" shall mean all Oil and Gas
       Properties of the Borrower subject to a perfected first-priority Lien in favor of the Lender, subject only to Permitted Liens, as security for the Obligations.

              "NET INCOME" shall mean, for any relevant accounting period, the net income of the Borrower for such period, determined in accordance with GAAP.

              "NOTE" shall mean the promissory note of the Borrower, in the form attached hereto as Exhibit I, together with all renewals, extensions for any period, increases, and rearrangements thereof.

              "OBLIGATIONS" shall mean, without duplication, (a) all Indebtedness evidenced by the Note, (b) the obligation of the Borrower for the payment of Commitment Fees, Facility Fees, and Engineering Fees, (c) the obligations of the Guarantors under the Guaranty, (d) all other obligations and liabilities of the Borrower or the Guarantors to the Lender, (e) all obligations and liabilities of the Borrower to the Lender, now existing or hereafter incurred under, arising out of or in connection with the ISDA Master Agreement, dated as of February 17, 1999, between the Borrower and the Lender, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.

              "OIL AND GAS PROPERTIES" shall mean fee, leasehold, or other interests in or under mineral estates or oil, gas, and other liquid or gaseous hydrocarbon leases with respect to Properties situated in the United States or offshore from any State of the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests, and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and Properties appertaining, belonging, affixed, or incidental thereto.

              "PERMITTED LIENS" shall mean (a) Liens for taxes, assessments, or other governmental charges or levies not yet due or which (if foreclosure, distraint, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor, (b) Liens in connection with workers' compensation, unemployment insurance or other social security (other than Liens created by Section 4068 of ERISA), old-age pension, or public liability obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (c) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction, or similar Liens arising by operation of law in the ordinary course of business in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (d) Liens in favor of operators and non-operators under joint operating agreements or similar contractual arrangements arising in the ordinary course of the business of the Borrower or the Guarantors to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (e) Liens under production sales agreements, division orders, operating agreements, and other agreements customary in the oil and gas business for processing, producing, and selling hydrocarbons securing obligations not constituting Indebtedness and provided that such Liens do not secure obligations to deliver hydrocarbons at some future date without receiving full payment therefor within 90 days of delivery, (f) easements, rights of way, restrictions, and other similar encumbrances, and minor defects in the chain of title which are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of the Borrower or materially detract from the value or use of the Property to which they apply, and (h) Liens in favor of the Lender and other Liens expressly permitted under the Security Instruments.

              "PERSON" shall mean an individual, corporation, partnership, trust, unincorporated organization, government, any agency or political subdivision of any government, or any other form of entity.

              "PLAN" shall mean, at any time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower, the Guarantors, or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

              "PRINCIPAL OFFICE" shall mean the principal office of the Lender in Houston, Texas, presently located at 910 Travis Street, Houston, Texas 77002.

              "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

              "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

              "REGULATORY CHANGE" shall mean the passage, adoption, institution, or amendment of any federal, state, local, or foreign Requirement of Law (including, without limitation, Regulation D), or any interpretation, directive, or request (whether or not having the force of law) of any Governmental Authority or monetary authority charged with the enforcement, interpretation, or administration thereof, occurring after the Closing Date and applying to a class of banks including the Lender.

              "RELEASE OF HAZARDOUS SUBSTANCES" shall mean any emission, spill, release, disposal, or discharge, except in accordance with a valid permit, license, certificate, or approval of the relevant Governmental Authority, of any Hazardous Substance into or upon
       (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer or septic system, or the waste treatment, storage, or disposal system servicing any Property of the Borrower or the Guarantors.

              "REQUIREMENT OF LAW" shall mean, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any applicable law, treaty, ordinance, order, judgment, rule, decree, regulation, or determination of an arbitrator, court, or other Governmental Authority, including, without limitation, rules, regulations, orders, and requirements for permits, licenses, registrations, approvals, or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

              "RESERVE REPORT" shall mean each report delivered to the Lender pursuant to Section 5.4.

              "RESPONSIBLE OFFICER" shall mean, as to any Person, its Manager, President, Chief Executive Officer or any Vice President.

              "SECURITY INSTRUMENTS" shall mean the security instruments executed and delivered in satisfaction of the condition set forth in Section 3.1(f), and all other documents and instruments at any time executed as security for all or any portion of the Obligations, as such instruments may be amended, restated, or supplemented from time to time.

              "SUBSIDIARY" shall mean, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

              "SUPERFUND SITE" shall mean those sites listed on the Environmental Protection Agency National Priority List and eligible for remedial action or any comparable state registries or list in any state of the United States.

              "TANGIBLE NET WORTH" shall mean (a) total assets, as would be reflected on a balance sheet of the Borrower prepared in accordance with GAAP, exclusive of Intellectual Property, experimental or organization expenses, franchises, licenses, permits, and other intangible assets, unamortized underwriters' debt discount and expenses, and goodwill minus (b) total liabilities, as would be reflected on a balance sheet of the Borrower prepared in accordance with GAAP.

              "TRANSFEREE" shall mean any Person to which the Lender has sold, assigned, transferred, or granted a participation in any of the Obligations, as authorized pursuant to Section 8.1, and any Person acquiring, by purchase, assignment, transfer, or participation, from any such purchaser, assignee, transferee, or participant, any part of such Obligations.

              "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of Texas.

              1.3 UNDEFINED FINANCIAL ACCOUNTING TERMS. Undefined financial accounting terms used in this Agreement shall be defined according to GAAP at the time in effect.

              1.4 REFERENCES. References in this Agreement to Exhibit, Article, or Section numbers shall be to Exhibits, Articles, or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Article, or Section in which such reference appears.

              1.5 ARTICLES AND SECTIONS. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

              1.6 NUMBER AND GENDER. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

              1.7 INCORPORATION OF EXHIBITS. The Exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.

                                    ARTICLE II

                                TERMS OF FACILITY

              2.1 REVOLVING LINE OF CREDIT. (a) Upon the terms and conditions (including, without limitation, the right of the Lender to decline to make any Loan so long as any Default or Event of Default exists) and relying on the representations and warranties contained in this Agreement, the Lender agrees, during the Commitment Period, to make Loans, in immediately available funds at the Principal Office, to or for the benefit of the Borrower, from time to time on any Business Day designated by the Borrower following receipt by the Lender of a Borrowing Request; provided, however, no Loan shall exceed the then existing Available Commitment.

              (b) Subject to the terms of this Agreement, during the Commitment Period, the Borrower may borrow, repay, and reborrow such funds. Except for prepayments made pursuant to Section 2.8, each borrowing and prepayment of principal of Loans shall be in an amount at least equal to $50,000. Each borrowing or prepayment shall be deemed a separate borrowing or prepayment for purposes of the foregoing.

              (c) The Loans shall be made and maintained at the Principal Office and shall be evidenced by the Note.

              2.2 USE OF LOAN PROCEEDS. Proceeds of all Loans shall be used for general company purposes of the Borrower, including, without limitation, costs of acquiring, exploring on and developing Oil and Gas Properties and general working capital needs.

              2.3 INTEREST. Subject to the terms of this Agreement (including, without limitation, Section 2.15), interest on the Loans shall accrue and be payable at a rate per annum equal to the Floating Rate. Interest on all Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable. Interest provided for herein shall be calculated on unpaid sums actually advanced and outstanding pursuant to the terms of this Agreement and only for the period from the date or dates of such advances until repayment. Notwithstanding the foregoing, interest on past-due principal and, to the extent permitted by applicable law, past-due interest, shall accrue at the Default Rate, computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable, and shall be payable upon demand by the Lender at any time as to all or any portion of such interest.

              2.4 REPAYMENT OF LOANS AND INTEREST. Accrued and unpaid interest on the aggregate outstanding Loan Balance shall be due and payable monthly commencing on the first day of May, 1999, and continuing on the first day of each calendar month thereafter while any amount of the Loan Balance remains outstanding, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the Loan Balance.
 The Loan Balance, together with all accrued and unpaid interest thereon, shall be due and payable on the Commitment Termination Date.

              2.5 OUTSTANDING AMOUNTS. The outstanding principal balance of the Note reflected by the notations by the Lender on its records shall be deemed rebuttably presumptive evidence of the principal amount owing on the Note. The liability for payment of principal and interest evidenced by the Note shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement and interest on such amounts calculated in accordance with this Agreement.

              2.6 TIME, PLACE, AND METHOD OF PAYMENTS. All payments required pursuant to this Agreement or the Note shall be made in lawful money of the United States of America and in immediately available funds, shall be deemed received by the Lender on the next Business Day following receipt if such receipt is after 2:00 p.m., Central Standard or Daylight Savings Time, as the case may be, on any Business Day, and shall be made at the Principal Office. Except as provided to the contrary herein, if the due date of any payment hereunder or under the Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

              2.7 BORROWING BASE DETERMINATIONS. (a) The Borrowing Base as of the Closing Date is acknowledged by the Borrower and the Lender to be $22,000,000.

              (b) The Borrowing Base shall be redetermined semi-annually on the basis of information supplied by the Borrower in compliance with the provisions of this Agreement, including, without limitation, Reserve Reports, and all other information available to the Lender. In addition, the Lender shall, in the normal course of business following a request of the Borrower, redetermine the Borrowing Base. Notwithstanding the foregoing, the Lender may at its discretion redetermine the Borrowing Base at any time and from time to time.

              (c) Upon each determination of the Borrowing Base by the Lender, the Lender shall notify the Borrower orally (confirming such notice promptly in writing) of such determination, and the Borrowing Base so communicated to the Borrower shall become effective upon such written notification and shall remain in effect until the next subsequent determination of the Borrowing Base.

              (d) The Borrowing Base shall represent the determination by the Lender, in accordance with the applicable definitions and provisions herein contained and its customary lending practices for loans of this nature, of the value, for loan purposes, of the Mortgaged Properties, subject, in the case of any increase in the Borrowing Base, to the credit approval process of the Lender. Furthermore, the Borrower acknowledges that the determination of the Borrowing Base contains an equity cushion (market value in excess of loan value), which is acknowledged by the Borrower to be essential for the adequate protection of the Lender.

              2.8 MANDATORY PREPAYMENTS. If at any time the Loan Balance exceeds the Borrowing Base then in effect, the Borrower shall, within 30 days of notice from the Lender of such occurrence, (a) prepay, or make arrangements acceptable to the Lender for the prepayment of, the amount of such excess for application on the Loan Balance, (b) provide additional collateral, of character and value satisfactory to the Lender in its sole discretion, to secure the Obligations by the execution and delivery to the Lender of security instruments in form and substance satisfactory to the Lender, or (c) effect any combination of the alternatives described in clauses (a) and (b) of this Section and acceptable to the Lender in its sole discretion.

              2.9    VOLUNTARY PREPAYMENTS OF LOANS.   Subject to applicable
provisions of this Agreement, the Borrower shall have the right at any time or from time to time to prepay Loans without prepayment penalty provided, however, (a) the Borrower shall pay all accrued and unpaid interest on the amounts prepaid, and (b) no such prepayment shall serve to postpone the repayment when due of any Obligation.

              2.10 COMMITMENT FEE. In addition to interest on the Note as provided herein and all other fees payable hereunder and to compensate the Lender for maintaining funds available, the Borrower shall pay to the Lender, in immediately available funds, on the first day of May, 1999, and on the first day of each third calendar month thereafter during the Commitment Period, a fee in the amount of one-half percent (1/2%) per annum, calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day), on the average daily amount of the Available Commitment during the preceding quarterly period.

              2.11 ENGINEERING FEE. In addition to interest on the Note as provided herein and all other fees payable hereunder and to compensate the Lender for the costs of evaluating the Mortgaged Properties and reviewing the Reserve Reports, the Borrower shall pay to the Lender, in immediately available funds, on the date of each redetermination of the Borrowing Base, an engineering fee in the amount of $5,000.

              2.12 FACILITY FEE. In addition to interest on the Note as provided herein and all other fees payable hereunder and to compensate the Lender for the costs of the extension of credit hereunder, the Borrower shall pay to the Lender on the Closing Date, in immediately available funds, a facility fee in the amount of $10,000. The Borrower shall pay to the Lender, in immediately available funds, one-half percent (1/2%) of any future increase in the Borrowing Base within three days from the date Borrower is notified in writing of the increase in the Borrowing Base.

              2.13 LOANS TO SATISFY OBLIGATIONS OF BORROWER. The Lender may, but shall not be obligated to, make Loans for the benefit of the Borrower and apply proceeds thereof to the satisfaction of any condition, warranty, representation, or covenant of the Borrower or the Guarantors contained in this Agreement or any other Loan Document. Any such Loan shall be evidenced by the Note and shall be made at the Floating Rate.

              2.14 SECURITY INTEREST IN ACCOUNTS; RIGHT OF OFFSET. As security for the payment and performance of the Obligations, the Borrower hereby transfers, assigns, and pledges to the Lender and grants to the Lender a security interest in all funds of the Borrower now or hereafter or from time to time on deposit with the Lender, with such interest of the Lender to be retransferred, reassigned, and/or released by the Lender, as the case may be, at the expense of the Borrower upon payment in full and complete performance by the Borrower of all Obligations. All remedies as secured party or assignee of such funds shall be exercisable by the Lender upon the occurrence of any Event of Default, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof. Furthermore, the Borrower hereby grants to the Lender the right, exercisable at such time as any Obligation shall mature, whether by acceleration of maturity or otherwise, of offset or banker's lien against all funds of the Borrower now or hereafter or from time to time on deposit with the Lender, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof.

              2.15 GENERAL PROVISIONS RELATING TO INTEREST. (a) It is the intention of the parties hereto to comply strictly with the usury laws of the State of Texas and the United States of

America. In this connection, there shall never be collected, charged, or received on the sums advanced hereunder interest in excess of that which would accrue at the Highest Lawful Rate. For purposes of Chapter 10 of Subtitle 1 of Title 79, Texas Revised Civil Statutes, the Borrower agrees that the Highest Lawful Rate shall be the "weekly ceiling" as defined in such Section, provided that the Lender may also rely, to the extent permitted by applicable laws of the State of Texas or the United States of America, on alternative maximum rates of interest under other laws of the State of Texas or the United States of America applicable to the Lender, if greater.

              (b) Notwithstanding anything herein or in the Note to the contrary, during any Limitation Period, the interest rate to be charged on amounts evidenced by the Note shall be the Highest Lawful Rate, and the obligation, if any, of the Borrower for the payment of fees or other charges deemed to be interest under applicable law shall be suspended. During any period or periods of time following a Limitation Period, to the extent permitted by applicable laws of the State of Texas or the United States of America, the interest rate to be charged hereunder shall remain at the Highest Lawful Rate until such time as there has been paid to the Lender (i) the amount of interest in excess of that accruing at the Highest Lawful Rate that the Lender would have received during the Limitation Period had the interest rate remained at the otherwise applicable rate, and (ii) all interest and fees otherwise payable to the Lender but for the effect of such Limitation Period.

              (c) If, under any circumstances, the aggregate amounts paid on the Note or under this Agreement or any other Loan Document include amounts which by law are deemed interest and which would exceed the amount permitted if the Highest Lawful Rate were in effect, the Borrower stipulates that such payment and collection will have been and will be deemed to have been, to the extent permitted by applicable laws of the State of Texas or the United States of America, the result of mathematical error on the part of the Borrower and the Lender; and the Lender shall promptly refund the amount of such excess (to the extent only of such interest payments in excess of that which would have accrued and been payable on the basis of the Highest Lawful
Rate) upon discovery of such error by the Lender or notice thereof from the Borrower. In the event that the maturity of any Obligation is accelerated, by reason of an election by the Lender or otherwise, or in the event of any required or permitted prepayment, then the consideration constituting interest under applicable laws may never exceed the Highest Lawful Rate; and excess amounts paid which by law are deemed interest, if any, shall be credited by the Lender on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded to the Borrower.

              (d) All sums paid, or agreed to be paid, to the Lender for the use, forbearance and detention of the proceeds of any advance hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term hereof until paid in full so that the actual rate of interest is uniform but does not exceed the Highest Lawful Rate throughout the full term hereof.

              2.16 LETTERS IN LIEU OF TRANSFER ORDERS. The Lender agrees that none of the letters in lieu of transfer or division orders provided by the Borrower pursuant to Section 3.1(f)(iii) or Section 5.7 will be sent to the addressees thereof prior to the occurrence of an Event of Default, at which time the Lender may, at its option and in addition to the exercise of any of its other rights and remedies, send any or all of such letters.

              2.17 POWER OF ATTORNEY. The Borrower hereby designates the Lender as its agent and attorney-in-fact, to act in its name, place, and stead for the purpose of completing and, upon the occurrence of an Event of Default, delivering any and all of the letters in lieu of transfer orders delivered by the Borrower to the Lender pursuant to Section 3.1(f)(iii) or
Section 5.7, including, without limitation, completing any blanks contained in such letters and attaching exhibits thereto describing the relevant Collateral. The Borrower hereby ratifies and confirms all that the Lender shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interests of the Lender in the Collateral, shall commence and be in full force and effect as of the Closing Date and shall remain in full force and effect and shall be irrevocable so long as any Obligation remains outstanding or unpaid or any Commitment exists. The powers conferred on the Lender by this appointment are solely to protect the interests of the Lender under the Loan Documents and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and shall not be responsible to the Borrower or any other Person for any act or failure to act with respect to such powers, except for gross negligence or willful misconduct.

                                  ARTICLE III

                                   CONDITIONS

              The obligations of the Lender to enter into this Agreement and to make Loans are subject to the satisfaction of the following conditions precedent:

              3.1 RECEIPT OF LOAN DOCUMENTS AND OTHER ITEMS. The Lender shall have no obligation under this Agreement unless and until all matters incident to the consummation of the transactions contemplated herein, including, without limitation, the review by the Lender or its counsel of the title of the Borrower to its Oil and Gas Properties, which are pledged subsequent to July 28, 1998, shall be satisfactory to the Lender, and the Lender shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged by one or more authorized officers of the Borrower, all in form and substance satisfactory to the Lender and dated, where applicable, of even date herewith or a date prior thereto and acceptable to the Lender:

              (a) multiple counterparts of this Agreement and the Guaranty, as requested by the Lender;

              (b) the Note;

              (c) copies of the Articles of Organization and Certificate of Organization and all amendments thereto and the bylaws and all amendments thereto of the Borrower, accompanied by a certificate issued by the manager of the Borrower, to the effect that each such copy is correct and complete;

              (d) certificates of incumbency and signatures of the manager of the Borrower who is authorized to execute Loan
       Documents on behalf of the Borrower, each such certificate being executed by the manager of the Borrower;

              (e) copies of company resolutions approving the Loan Documents and authorizing the transactions contemplated herein and therein, duly adopted by the members of the Borrower, accompanied by certificates of the manager of the Borrower to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the members of the Borrower and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;

              (f) multiple counterparts, as requested by the Lender, of the following Security Instruments creating, evidencing, perfecting, and otherwise establishing Liens in favor of the Lender in and to the Collateral:

                     (i) Ratification of and Amendment to Mortgage, Deed of Trust, Indenture, Security Agreement, Assignment of
              Production, and Financing Statement from the Borrower covering certain designated Oil and Gas Properties of the Borrower and all improvements, personal property, and fixtures related thereto;

                     (ii) Financing Statements from the Borrower, as debtor, constituent to the instrument described in clause (i) above;

                     (iii) undated letters, in form and substance satisfactory to the Lender, from the Borrower to each purchaser of production and disburser of the proceeds of production from or attributable to the Mortgaged Properties, together with additional letters with the addressees left blank, authorizing and directing the addressees to make future payments attributable to production from the Mortgaged Properties directly to the Lender;

              (g) unaudited Financial Statements of the Borrower and the Guarantors as of December 31, 1998;

              (h) certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing the existence or qualification and good standing of the Borrower in its jurisdiction of formation and in any other jurisdictions where it does business;

              (i) results of searches of the UCC Records of the Secretary of State of the States of Colorado and Louisiana from a source acceptable to the Lender and reflecting no Liens against any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement other than in favor of the Lender;

              (j) confirmation, acceptable to the Lender, of the title of the Borrower to the Mortgaged Properties, free and clear of Liens other than Permitted Liens;

              (k) all operating, lease, sublease, royalty, sales, exchange, processing, farmout, bidding, pooling, unitization, communitization, and other agreements relating to the Mortgaged Properties requested by the Lender;

              (l) engineering reports covering the Mortgaged Properties;

              (m) certificates evidencing the insurance coverage required pursuant to Section 5.18; and

              (n) such other agreements, documents, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request.

              3.2 EACH LOAN. In addition to the conditions precedent stated elsewhere herein, the Lender shall not be obligated to make any Loan unless:

              (a) the Borrower shall have delivered to the Lender a Borrowing Request at least the requisite time prior to the requested date for the relevant Loan and each statement or certification made in such Borrowing Request shall be true and correct in all material respects on the requested date for such Loan;

              (b) no Event of Default or Default shall exist or will occur as a result of the making of the requested Loan;

              (c) if requested by the Lender, the Borrower shall have delivered evidence satisfactory to the Lender substantiating any of the matters contained in this Agreement which are necessary to enable the Borrower to qualify for such Loan;

              (d) the Lender shall have received, reviewed, and approved such additional documents and items as described in Section 3.1 as may be requested by the Lender with respect to such Loan;

              (e) no event shall have occurred which, in the reasonable opinion of the Lender, could have a Material Adverse Effect;

              (f) each of the representations and warranties contained in this Agreement shall be true and correct and shall be deemed to be repeated by the Borrower as if made on the requested date for such Loan;

              (g) the Guaranty and all of the Security Instruments shall be in full force and effect and provide to the Lender the security intended thereby;

              (h) neither the consummation of the transactions contemplated hereby nor the making of such Loan shall contravene, violate, or conflict with any Requirement of Law;

              (i) the Borrower shall hold full legal title to the Collateral and be the sole beneficial owner thereof;

              (j) the Lender shall have received the payment of all Engineering Fees, Facility Fees, and other fees payable to the Lender hereunder and reimbursement from the Borrower, or special legal counsel for the Lender shall have received payment from the Borrower, for (i) all reasonable fees and expenses of counsel to the Lender for which the Borrower is responsible pursuant to applicable provisions of this Agreement and for which invoices have been presented as of or prior to the date of the relevant Loan, and (ii) estimated fees charged by filing officers and other public officials incurred or to be incurred in connection with the filing and recordation of any Security Instruments, for which invoices have been presented as of or prior to the date of the requested Loan; and

              (k) all matters incident to the consummation of the transactions hereby contemplated shall be satisfactory to the Lender.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

              To induce the Lender to enter into this Agreement and to make the Loans, the Borrower represents and warrants to the Lender (which representations and warranties shall survive the delivery of the Note) that:

              4.1 DUE AUTHORIZATION. The execution and delivery by the Borrower of this Agreement and the borrowings hereunder, the execution and delivery by the Borrower of the Note, the repayment of the Note and interest and fees provided for in the Note and this Agreement, the execution and delivery of the Security Instruments by the Borrower and the performance of all obligations of the Borrower under the Loan Documents are within the power of the Borrower, have been duly authorized by all necessary corporate action by the Borrower, and do not and will not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law, (c) contravene or conflict with any indenture, instrument, or other agreement to which the Borrower is a party or by which any Property of the Borrower may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien in, upon or of any Property of the Borrower under any such indenture, instrument, or other agreement, other than the Loan Documents.

              4.2 EXISTENCE. The Borrower is a limited liability company duly organized, legally existing, and in good standing under the laws of the State of Louisiana and is duly qualified as a foreign limited liability company and is in good standing in all jurisdictions wherein the ownership of Property or the operation of its business necessitates same, other than those jurisdictions wherein the failure to so qualify will not have a Material Adverse Effect.

              4.3 VALID AND BINDING OBLIGATIONS. All Loan Documents to which the Borrower is a party, when duly executed and delivered by the Borrower, will be the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

              4.4 SECURITY INSTRUMENTS. The provisions of each Security Instrument are effective to create in favor of the Lender, a legal, valid, and enforceable Lien in all right, title, and interest of the Borrower in the Collateral described therein, which Liens, assuming the accomplishment of recording and filing in accordance with applicable laws prior to the intervention of rights of other Persons, shall constitute fully perfected first-priority Liens on all right, title, and interest of the Borrower in the Collateral described therein.

              4.5 TITLE TO ASSETS. The Borrower has good and indefeasible title to all of its Properties, free and clear of all Liens except Permitted Liens.

              4.6 SCOPE AND ACCURACY OF FINANCIAL STATEMENTS. The Financial Statements of the Borrower as of December 31, 1998, present fairly the financial position and results of operations and cash flows of the Borrower in accordance with GAAP as at the relevant point in time or for the period indicated, as applicable. No event or circumstance has occurred since December 31, 1998, which could reasonably be expected to have a Material Adverse Effect.

              4.7 NO MATERIAL MISSTATEMENTS. No information, exhibit, statement, or report furnished to the Lender by or at the direction of the Borrower in connection with this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date made or deemed made.

              4.8 LIABILITIES, LITIGATION, AND RESTRICTIONS. Other than as listed under the heading "Liabilities" on Exhibit IV attached hereto, the Borrower has no liabilities, direct, or contingent, which may materially and adversely affect its business or operations or its ownership of the Collateral. Except as set forth under the heading "Litigation" on Exhibit IV hereto, no litigation or other action of any nature affecting the Borrower is pending before any Governmental Authority or, to the best knowledge of the Borrower, threatened against or affecting the Borrower which might reasonably be expected to result in any impairment of its ownership of any Collateral or have a Material Adverse Effect. To the best knowledge of the Borrower, after due inquiry, no unusual or unduly burdensome restriction, restraint or hazard exists by contract, Requirement of Law, or otherwise relative to the business or operations of the Borrower or the ownership and operation of the Collateral other than such as relate generally to Persons engaged in business activities similar to those conducted by the Borrower.

              4.9 AUTHORIZATIONS; CONSENTS. Except as expressly contemplated by this Agreement, no authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Authority or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Borrower of the Loan Documents or any instrument contemplated hereby, the repayment by the Borrower of the Note and interest and fees provided in the Note and this Agreement, or the performance by the Borrower of the Obligations.

              4.10 COMPLIANCE WITH LAWS. The Borrower and its Property, including, without limitation, the Mortgaged Property, are in compliance with all applicable Requirements of Law, including, without limitation, Environmental Laws, the Natural Gas Policy Act of 1978, as amended, and ERISA, except to the extent non-compliance with any such Requirements of Law could not reasonably be expected to have a Material Adverse Effect.

              4.11   ERISA.   The Borrower does not maintain nor has it
maintained any Plan. The Borrower does not currently contribute to or have any obligation to contribute to or otherwise have any liability with respect to any Plan.

              4.12 ENVIRONMENTAL LAWS. To the best knowledge and belief of the Borrower, except as would not have a Material Adverse Effect, or as described on Exhibit IV under the heading "Environmental Matters:"

              (a) no Property of the Borrower is currently on or has ever been on, or is adjacent to any Property which is on or has ever been on, any federal or state list of Superfund Sites;

              (b) no Hazardous Substances have been generated, transported, and/or disposed of by the Borrower at a site which was, at the time of such generation, transportation, and/or disposal, or has since become, a Superfund Site;

              (c) except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, no Release of Hazardous Substances by the Borrower or from, affecting, or related to any Property of the Borrower or adjacent to any Property of the Borrower has occurred; and

              (d) no Environmental Complaint has been received by the Borrower.

              4.13 COMPLIANCE WITH FEDERAL RESERVE REGULATIONS. No transaction contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, T, U, or X.

              4.14 INVESTMENT COMPANY ACT COMPLIANCE. The Borrower is not, nor is the Borrower directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              4.15 PUBLIC UTILITY HOLDING COMPANY ACT COMPLIANCE. The Borrower is not a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

              4.16 PROPER FILING OF TAX RETURNS; PAYMENT OF TAXES DUE. The Borrower has duly and properly filed its United States income tax return and all other tax returns which are required to be filed and has paid all taxes due except such as are being contested in good faith and as to which adequate provisions and disclosures have been made. The respective charges and reserves on the books of the Borrower with respect to taxes and other governmental charges are adequate.

              4.17 REFUNDS. Except as described on Exhibit IV under the heading "Refunds," no orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission, the Texas Railroad Commission, or any Governmental Authority exist which could result in the Borrower being required to refund any material portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Mortgaged Property.

              4.18 GAS CONTRACTS. Except as described on Exhibit IV under the heading "Gas Contracts," the Borrower (a) is not obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Mortgaged Property at some future date without receiving full payment therefor within 90 days of delivery, and (b) has not produced gas, in any material amount, subject to, and neither the Borrower nor any of the Mortgaged Properties is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements, except as to such matters for which the Borrower has established monetary reserves adequate in amount to satisfy such obligations and has segregated such reserves from other accounts.

              4.19 INTELLECTUAL PROPERTY. The Borrower owns or is licensed to use all Intellectual Property necessary to conduct all business material to its condition (financial or otherwise), business, or operations as such business is currently conducted. No claim has been asserted or is pending by any Person with the respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property; and the Borrower knows of no valid basis for any such claim. The use of such Intellectual Property by the Borrower does not infringe on the rights of any Person, except for such claims and infringements as do not, in the aggregate, give rise to any material liability on the part of the Borrower.

              4.20 CASUALTIES OR TAKING OF PROPERTY. Except as disclosed on Exhibit IV under the heading "Casualties," since December 31, 1998, neither the business nor any Property of the Borrower has been materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property, or cancellation of contracts, permits, or concessions by any Governmental Authority, riot, activities of armed forces, or acts of God.

              4.21 LOCATIONS OF BORROWER. The principal place of business and chief executive office of the Borrower is located at the address of the Borrower set forth in Section 8.3 or at such other location as the Borrower may have, by proper written notice hereunder, advised the Lender, provided that such other location is within a state in which appropriate financing statements from the Borrower in favor of the Lender have been filed.

              4.22   SUBSIDIARIES.  The Borrower has no Subsidiaries.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

              So long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrower shall:

              5.1 MAINTENANCE AND ACCESS TO RECORDS. Keep adequate records, in accordance with GAAP, of all its transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined, and promptly following the reasonable request of the Lender, make such records available for inspection by the Lender and, at the expense of the Borrower, allow the Lender to make and take away copies thereof.

              5.2 QUARTERLY FINANCIAL STATEMENTS; COMPLIANCE CERTIFICATES. Deliver to the Lender, (a) on or before the 45th day after the close of each of the first three quarterly periods of each fiscal year of the Borrower, a copy of the unaudited Financial Statements of the Borrower as at the close of such quarterly period and from the beginning of such fiscal year to the end of such period, such Financial Statements to be certified by the manager of the Borrower as having been prepared in accordance with GAAP consistently applied and as a fair presentation of the condition of the Borrower, subject to changes resulting from normal year-end audit adjustments, and (b) on or before the 45th day after the close of each fiscal quarter, with the exception of the last fiscal quarter, a Compliance Certificate.

              5.3 ANNUAL FINANCIAL STATEMENTS. Deliver to the Lender, on or before the 120th day after the close of each fiscal year of the Borrower, a copy of the annual audited Financial Statements of the Borrower and a Compliance Certificate. The Guarantors shall also deliver to the Lender on or before the 120th day of each year end a copy of the annual Financial Statements of the Guarantors, including income statement, balance sheet (including contingent liabilities) and cash flow statement.

              5.4 OIL AND GAS RESERVE REPORTS. (a) Deliver to the Lender no later than April 1 of each year during the term of this Agreement, engineering reports in form and substance satisfactory to the Lender prepared by or under the supervision of the chief petroleum engineer of the Borrower as fairly and accurately setting forth (i) the proven and producing, shut-in, behind-pipe, and undeveloped oil and gas reserves (separately classified as such) attributable to the Mortgaged Properties as of January 1 of the year for which such reserve reports are furnished, (ii) the aggregate present value of the future net income with respect to such Mortgaged Properties, discounted at a stated per annum discount rate of proven and producing reserves, (iii) projections of the annual rate of production, gross income, and net income with respect to such proven and producing reserves, and (iv) information with respect to the "take-or-pay," "prepayment," and gas-balancing liabilities of the Borrower.

              (b) Deliver to the Lender no later than October 1 of each year during the term of this Agreement, engineering reports in form and substance satisfactory to the Lender prepared by or under the supervision of the chief petroleum engineer of the Borrower evaluating the Mortgaged Properties as of July 1 of the year for which such reserve reports are furnished and updating the information provided in the reports pursuant to Section 5.4(a).

              (c) Each of the reports provided pursuant to this Section shall be submitted to the Lender together with additional data concerning pricing, quantities of production from the Mortgaged Properties, volumes of production sold, purchasers of production, gross revenues, expenses, and such other information and engineering and geological data with respect thereto as the Lender may reasonably request.

              5.5 TITLE OPINIONS; TITLE DEFECTS. Promptly upon the request of the Lender, furnish to the Lender title opinions, in form and substance and by counsel satisfactory to the Lender, or other confirmation of title acceptable to the Lender, covering Oil and Gas Properties constituting not less than 90% of the value, determined by the Lender in its sole discretion, of the Mortgaged Properties; and promptly, but in any event within 60 days after notice by the Lender of any defect, material in the opinion of the Lender in value, in the title of the Borrower to any of its Oil and Gas Properties, clear such title defects, and, in the event any such title defects are not cured in a timely manner, pay all related costs and fees incurred by the Lender to do so.

              5.6 NOTICES OF CERTAIN EVENTS. Deliver to the Lender, immediately upon having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by a Responsible Officer of the Borrower and setting forth the relevant event or circumstance and the steps being taken by the Borrower or the Guarantors with respect to such event or circumstance:

              (a) any Default or Event of Default;

              (b) any default or event of default under any contractual obligation of the Borrower or the Guarantors, or any litigation, investigation, or proceeding between the Borrower or the Guarantors and any Governmental Authority which, in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

              (c) any litigation or proceeding involving the Borrower or the Guarantors as a defendant or in which any Property of the Borrower or the Guarantors is subject to a claim and in which the amount involved is $100,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought;

              (d) the receipt by the Borrower of any Environmental
       Complaint;

              (e) any actual, proposed, or threatened testing or other investigation by any Governmental Authority or other Person concerning the environmental condition of, or relating to, any Property of the Borrower or adjacent to any Property of the Borrower following any allegation of a violation of any Requirement of Law;

              (f) any Release of Hazardous Substances by the Borrower or from, affecting, or related to any Property of the Borrower or adjacent to any Property of the Borrower except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, or the violation of any Environmental Law, or the revocation, suspension, or forfeiture of or failure to renew, any permit, license, registration, approval, or authorization which could reasonably be expected to have a Material Adverse Effect;

              (g) the change in identity or address of any Person remitting to the Borrower proceeds from the sale of hydrocarbon production from or attributable to any Mortgaged Property;

              (h) any change in the manager of the Borrower; and

              (i) any other event or condition which could reasonably be expected to have a Material Adverse Effect.

              5.7 LETTERS IN LIEU OF TRANSFER ORDERS; DIVISION ORDERS. Promptly upon request by the Lender at any time and from time to time, and without limitation on the rights of the Lender pursuant to Sections 2.16 and 2.17, execute such letters in lieu of transfer orders, in addition to the letters signed by the Borrower and delivered to the Lender in satisfaction of the condition set forth in Section 3.1(f)(iii) and/or division and/or transfer orders as are necessary or appropriate to transfer and deliver to the Lender proceeds from or attributable to any Mortgaged Property.

              5.8 ADDITIONAL INFORMATION. Furnish to the Lender, promptly upon the request of the Lender, such additional financial or other information concerning the assets, liabilities, operations, and transactions of the Borrower as the Lender may from time to time request; and notify the Lender not less than ten Business Days prior to the occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Collateral, including, without limitation, any change in its name or the location of its principal place of business or chief executive office; and upon the request of the Lender, execute such additional Security Instruments as may be necessary or appropriate in connection therewith.

              5.9 COMPLIANCE WITH LAWS. Except to the extent the failure to comply or cause compliance would not have a Material Adverse Effect, comply with all applicable Requirements of Law, including, without limitation, (a) the Natural Gas Policy Act of 1978, as amended, (b) ERISA,
(c) Environmental Laws, and (d) all permits, licenses, registrations, approvals, and authorizations (i) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any Property of the Borrower, (ii) required for the performance of the operations of the Borrower, or (iii) applicable to the use, generation, handling, storage, treatment, transport, or disposal of any Hazardous Substances; and cause all employees, crew members, agents, contractors, subcontractors, and future lessees (pursuant to appropriate lease provisions) of the Borrower, while such Persons are acting within the scope of their relationship with the Borrower, to comply with all such Requirements of Law as may be necessary or appropriate to enable the Borrower to so comply.

              5.10 PAYMENT OF ASSESSMENTS AND CHARGES. Pay all taxes, assessments, governmental charges, rent, and other Indebtedness which, if unpaid, might become a Lien against the Property of the Borrower, except any of the foregoing being contested in good faith and as to which adequate reserve in accordance with GAAP has been established or unless failure to pay would not have a Material Adverse Effect.

              5.11 MAINTENANCE OF LIMITED LIABILITY COMPANY EXISTENCE AND GOOD STANDING. Maintain its limited liability company existence or qualification and good standing in its jurisdictions of formation and in all jurisdictions wherein the Property now owned or hereafter acquired or business now or hereafter conducted necessitates same.

              5.12 PAYMENT OF NOTES; PERFORMANCE OF OBLIGATIONS. Pay the Note according to the reading, tenor, and effect thereof, as modified hereby, and do and perform every act and discharge all of its other Obligations.

              5.13 FURTHER ASSURANCES. Promptly cure any defects in the execution and delivery of any of the Loan Documents and all agreements contemplated thereby, and execute, acknowledge, and deliver such other assurances and instruments as shall, in the opinion of the Lender, be necessary to fulfill the terms of the Loan Documents.

              5.14 INITIAL FEES AND EXPENSES OF COUNSEL TO LENDER. Upon request by the Lender, promptly reimburse the Lender for all reasonable fees and expenses of Jackson Walker L.L.P., special counsel to the Lender, in connection with the preparation of this Agreement and all documentation contemplated hereby, the satisfaction of the conditions precedent set forth herein, the filing and recordation of Security Instruments, and the consummation of the transactions contemplated in this Agreement.

              5.15 SUBSEQUENT FEES AND EXPENSES OF LENDER. Upon request by the Lender, promptly reimburse the Lender (to the fullest extent permitted by law) for all amounts reasonably expended, advanced, or incurred by or on behalf of the Lender to satisfy any obligation of the Borrower under any of the Loan Documents; to collect the Obligations; to ratify, amend, restate, or prepare additional Loan Documents, as the case may be; for the filing and recordation of Security Instruments; to enforce the rights of the Lender under any of the Loan Documents; and to protect the Properties or business of the Borrower, including, without limitation, the Collateral, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrower by the Lender and which amounts shall include, but not be limited to (a) all court costs, (b) reasonable attorneys' fees, (c) reasonable fees and expenses of auditors and accountants incurred to protect the interests of the Lender, (d) fees and expenses incurred in connection with the participation by the Lender as a member of the creditors' committee in a case commenced under any Insolvency Proceeding, (e) fees and expenses incurred in connection with lifting the automatic stay prescribed in Section 362 Title 11 of the United States Code, and (f) fees and expenses incurred in connection with any action pursuant to Section 1129 Title 11 of the United States Code all reasonably incurred by the Lender in connection with the collection of any sums due under the

Loan Documents, together with interest at the per annum interest rate equal to the Floating Rate, calculated on a basis of a calendar year of 365 or 366 days, as the case may be, counting the actual number of days elapsed, on each such amount from the date of notification that the same was expended, advanced, or incurred by the Lender until the date it is repaid to the Lender, with the obligations under this Section surviving the non-assumption of this Agreement in a case commenced under any Insolvency Proceeding and being binding upon the Borrower and/or a trustee, receiver, custodian, or liquidator of the Borrower appointed in any such case.

              5.16 OPERATION OF OIL AND GAS PROPERTIES. Develop, maintain, and operate its Oil and Gas Properties in a prudent and workmanlike manner in accordance with industry standards.

              5.17 MAINTENANCE AND INSPECTION OF PROPERTIES. Maintain all of its tangible Properties in good repair and condition, ordinary wear and tear excepted; make all necessary replacements thereof and operate such Properties in a good and workmanlike manner; and permit any authorized representative of the Lender to visit and inspect, at the expense of the Borrower, any tangible Property of the Borrower.

              5.18 MAINTENANCE OF INSURANCE. Maintain insurance with respect to its Properties and businesses against such liabilities, casualties, risks, and contingencies as is customary in the relevant industry and sufficient to prevent a Material Adverse Effect, all such insurance to be in amounts and from insurers acceptable to the Lender, maintained by Borrower, naming the Lender as loss payee, and, upon any renewal of any such insurance and at other times upon request by the Lender, furnish to the Lender evidence, satisfactory to the Lender, within 30 days of the Closing Date of the maintenance of such insurance. The Lender shall have the right to collect, and the Borrower hereby assigns to the Lender, any and all monies that may become payable under any policies of insurance relating to business interruption or by reason of damage, loss, or destruction of any of the Collateral. In the event of any damage, loss, or destruction for which insurance proceeds relating to business interruption or Collateral exceed $100,000, the Lender may, at its option, apply all such sums or any part thereof received by it toward the payment of the Obligations, whether matured or unmatured, application to be made first to interest and then to principal, and shall deliver to the Borrower the balance, if any, after such application has been made. In the event of any such damage, loss, or destruction for which insurance proceeds are $ $100,000 or less, provided that no Default or Event of Default has occurred and is continuing, the Lender shall deliver any such proceeds received by it to the Borrower. In the event the Lender receives insurance proceeds not attributable to Collateral or business interruption, the Lender shall deliver any such proceeds to the Borrower.

              5.19 INDEMNIFICATION. INDEMNIFY AND HOLD THE LENDER AND ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, AND AFFILIATES AND EACH TRUSTEE FOR THE BENEFIT OF THE LENDER UNDER ANY SECURITY INSTRUMENT HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, FINES, PENALTIES, CHARGES, ADMINISTRATIVE AND JUDICIAL PROCEEDINGS AND ORDERS, JUDGMENTS,

REMEDIAL ACTIONS, REQUIREMENTS AND ENFORCEMENT ACTIONS OF ANY KIND, AND ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND EXPENSES), ARISING DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, FROM (A) THE PRESENCE OF ANY HAZARDOUS SUBSTANCES ON, UNDER, OR FROM ANY PROPERTY OF THE BORROWER, WHETHER PRIOR TO OR DURING THE TERM HEREOF, (B) ANY ACTIVITY CARRIED ON OR UNDERTAKEN ON OR OFF ANY PROPERTY OF THE BORROWER, WHETHER PRIOR TO OR DURING THE TERM HEREOF, AND WHETHER BY THE BORROWER OR ANY PREDECESSOR IN TITLE, EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER OR ANY OTHER PERSON AT ANY TIME OCCUPYING OR PRESENT ON SUCH PROPERTY, IN CONNECTION WITH THE HANDLING, TREATMENT, REMOVAL, STORAGE, DECONTAMINATION, CLEANUP, TRANSPORTATION, OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES AT ANY TIME LOCATED OR PRESENT ON OR UNDER SUCH PROPERTY, (C) ANY RESIDUAL CONTAMINATION ON OR UNDER ANY PROPERTY OF THE BORROWER, (D) ANY CONTAMINATION OF ANY PROPERTY OR NATURAL RESOURCES ARISING IN CONNECTION WITH THE GENERATION, USE, HANDLING, STORAGE, TRANSPORTATION OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES BY THE BORROWER OR ANY EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER WHILE SUCH PERSONS ARE ACTING WITHIN THE SCOPE OF THEIR RELATIONSHIP WITH THE BORROWER, IRRESPECTIVE OF WHETHER ANY OF SUCH ACTIVITIES WERE OR WILL BE UNDERTAKEN IN ACCORDANCE WITH APPLICABLE REQUIREMENTS OF LAW, OR (E) THE PERFORMANCE AND ENFORCEMENT OF ANY LOAN DOCUMENT OR ANY OTHER ACT OR OMISSION IN CONNECTION WITH OR RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING IN THIS SECTION ARISING FROM NEGLIGENCE, WHETHER SOLE OR CONCURRENT, ON THE PART OF THE LENDER OR ANY OF ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, OR AFFILIATES OR ANY TRUSTEE FOR THE BENEFIT OF THE LENDER UNDER ANY SECURITY INSTRUMENT; WITH THE FOREGOING INDEMNITY SURVIVING SATISFACTION OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

              5.20   BORROWER'S YEAR 2000 COMPLIANCE.

              (A) Furnish such additional information, statements and other reports with respect to Borrower's activities, course of action and progress towards becoming Year 2000 Compliant as Lender may request from time to time.

              (B) In the event of any change in circumstances that causes or will likely cause any of Borrower's representations and warranties with respect to its being or becoming Year 2000 Compliant to no longer be true (hereinafter, referred to as a "Change in Circumstances") then Borrower shall promptly, and in any event within ten (10) days of receipt of information regarding a Change in Circumstances, provide Lender with written notice (the "Notice") that describes in reasonable detail the Change in Circumstances and how such Change in Circumstances caused or will likely cause Borrower's representations and warranties with respect to being or becoming Year 2000 Compliant to no longer be true. Borrower shall, within ten (10) days of a request, also provide Lender with any additional information Lender requests of Borrower in connection with the Notice and/or a Change in Circumstances.

              (C) Give any representative of Lender access during all business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of Borrower and relating to its affairs, and to inspect any of the properties and Systems of Borrower, and to project test the Systems to determine if they are Year 2000 Compliant in an integrated environment, all at the sole cost and expense of Lender.

              5.21 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE REPORTS. Deliver to the Lender on or before the 45th day after the close of each quarterly period of each fiscal year of the Borrower , accounts receivable and accounts payable reports for all receivables and payables reflecting the amount and date of each receivable or payable.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

              So long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrower will not:

              6.1 INDEBTEDNESS. Create, incur, assume, or suffer to exist any Indebtedness, whether by way of loan or otherwise; provided, however, the foregoing restriction shall not apply to (a) the Obligations, (b) unsecured accounts payable incurred in the ordinary course of business, which are not unpaid in excess of 60 days beyond invoice date or are being contested in good faith and as to which such reserve as is required by GAAP has been made,
(c) crude oil, natural gas, or other hydrocarbon floor, collar, cap, price protection, or swap agreements, in form and substance and with a Person acceptable to the Lender, provided that (i) each commitment issued under such agreement must also be approved by the Lender, (ii) such agreements shall not be entered into with respect to Mortgaged Properties constituting more than 75% of the present value of estimated future net revenues, computed using a discount factor of 10%, of all proved developed producing Mortgaged Properties, and (iii) that the floor prices in such agreements are not less than the prices used by the Lender in its most recent Borrowing Base determination, and (d) interest rate swap or other financial hedging agreements, in form and substance and with a Person acceptable to the Lender.

              6.2 CONTINGENT OBLIGATIONS. Create, incur, assume, or suffer to exist any Contingent Obligation; provided, however, the foregoing restriction shall not apply to (a) performance guarantees and performance surety or other bonds provided in the ordinary course of business, or (b) trade credit incurred or operating leases entered into in the ordinary course of business.

              6.3 LIENS. Create, incur, assume, or suffer to exist any Lien on any of its Oil and Gas Properties or any other Property, whether now owned or hereafter acquired; provided, however, the foregoing restrictions shall not apply to Permitted Liens.

              6.4 SALES OF ASSETS. Without the prior written consent of the Lender, sell, transfer, or otherwise dispose of, in one or any series of transactions, assets, whether now owned or hereafter acquired. Provided, however, the foregoing restriction shall not apply to (a) the sale of hydrocarbons or inventory in the ordinary course of business provided that no contract for the sale of hydrocarbons shall obligate the Borrower to deliver hydrocarbons produced from any of the Mortgaged Property at some future date without receiving full payment therefor within 90 days of delivery, (b) the sale or other disposition of Property destroyed, lost, worn out, damaged, or having only salvage value or no longer used or useful in the business of the Borrower.

              6.5 LEASEBACKS. Enter into any agreement to sell or transfer any Property and thereafter rent or lease as lessee such Property or other Property intended for the same use or purpose as the Property sold or transferred.

              6.6 LOANS OR ADVANCES. Make or agree to make or allow to remain outstanding any loans or advances to any Person; provided, however, the foregoing restrictions shall not apply to (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable, or (b) advances to employees of the Borrower for the payment of expenses in the ordinary course of business.

              6.7 INVESTMENTS. Acquire Investments in, or purchase or otherwise acquire all or substantially all of the assets of, any Person; provided, however, the foregoing restriction shall not apply to the purchase or acquisition of (a) Oil and Gas Properties, (b) Investments in the form of
(i) debt securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, with maturities of no more than one year, (ii) commercial paper of a domestic issuer rated at the date of acquisition at least P-2 by Moody's Investor Service, Inc. or A-2 by Standard & Poor's Corporation and with maturities of no more than one year from the date of acquisition, or (iii) repurchase agreements covering debt securities or commercial paper of the type permitted in this Section, certificates of deposit, demand deposits, eurodollar time deposits, overnight bank deposits and bankers' acceptances, with maturities of no more than one year from the date of acquisition, issued by or acquired from or through the Lender or any bank or trust company organized under the laws of the United States or any state thereof and having capital surplus and undivided profits aggregating at least $100,000,000, (c) other short-term Investments similar in nature and degree of risk to those described in clause
(b) of this Section, (d) money-market funds, or (e) stock listed on Exhibit V.

              6.8 DIVIDENDS AND DISTRIBUTIONS. Declare, pay, or make, whether in cash or Property of the Borrower, any dividend or distribution on, or purchase, redeem, or otherwise acquire for value, any membership share.

              6.9 CHANGES IN COMPANY STRUCTURE. Issue or agree to issue additional membership, in one or any series of transactions; enter into any transaction of consolidation, merger, or amalgamation; liquidate, wind up, or dissolve (or suffer any liquidation or dissolution).

              6.10 TRANSACTIONS WITH AFFILIATES. Directly or indirectly, enter into any transaction (including the sale, lease, or exchange of Property or the rendering of service) with any of its Affiliates, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate.

              6.11 LINES OF BUSINESS. Expand, on its own or through any Subsidiary, into any line of business other than those in which the Borrower is engaged as of the date hereof.

              6.12 PLAN OBLIGATIONS. Assume or otherwise become subject to an obligation to contribute to or maintain any Plan or acquire any Person which has at any time had an obligation to contribute to or maintain any Plan.

              6.13 TANGIBLE NET WORTH. Permit Tangible Net Worth, as of the close of any fiscal quarter to be less than $1,000,000, beginning with the quarter ending June 30, 1999, plus 50% of positive Net Income thereafter.

              6.14 GENERAL ADMINISTRATIVE EXPENSES. Permit, as of the close of any fiscal quarter, general and administrative expenses to exceed $225,000 for such quarter, beginning with the quarter ending June 30, 1999.

              6.15 CASH FLOW COVERAGE. Permit, at the close of any fiscal quarter, the ratio of Cash Flow to Debt Service to be less than 1.00 to 1.00, beginning with the quarter ending June 30, 1999, by annualizing the Cash Flow for the immediately preceding two quarters, increasing to 1.10 to 1.00 at September 30, 1999, by annualizing the Cash Flow for the immediately preceding three quarters, and increasing to 1.20 to 1.00 at December 31, 1999, for the immediately preceding four quarters. Thereafter, the test shall be conducted on a rolling four quarter basis at the end of every fiscal quarter.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

              7.1 ENUMERATION OF EVENTS OF DEFAULT. Any of the following events shall constitute an Event of Default:

              (a) default shall be made in the payment when due of any installment of principal or interest under this Agreement or the Note or in the payment when due of any fee or other sum payable under any Loan Document and such default as to interest or fees only shall have continued for three days;

              (b) default shall be made by the Borrower or the Guarantors in the due observance or performance of any of their respective obligations under the Loan Documents, and such default shall continue for 30 days after the earlier of notice thereof to the Borrower by the Lender or knowledge thereof by the Borrower;

              (c) any representation or warranty made by the Borrower or the Guarantors in any of the Loan Documents proves to have been untrue in any material respect or any representation, statement (including Financial Statements), certificate, or data furnished or made to the Lender in connection herewith proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified;

              (d) default shall be made by the Borrower or the Guarantors (as principal or guarantor or other surety) in the payment or performance of any bond, debenture, note, or other Indebtedness or under any credit agreement, loan agreement, indenture, promissory note, or similar agreement or instrument executed in connection with any of the foregoing, and such default shall remain unremedied for in excess of the period of grace, if any, with respect thereto;

              (e) the Borrower shall be unable to satisfy any condition or cure any circumstance specified in Article III, the satisfaction or curing of which is precedent to the right of the Borrower to obtain a Loan and such inability shall continue for a period in excess of 30 days;

              (f) either the Borrower or the Guarantors shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of it or all or a substantial part of its assets, (ii) file a voluntary petition commencing an Insolvency Proceeding,
       (iii) make a general assignment for the benefit of creditors,
       (iv) be unable, or admit in writing its inability, to pay its debts generally as they become due, or (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding;

              (g) an order, judgment, or decree shall be entered against either the Borrower or the Guarantors by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian, or liquidator of it or all or any substantial part of its assets, and such order, judgment, or decree shall not be dismissed or stayed within 60 days;

              (h) the levy against any significant portion of the Property of the Borrower or the Guarantors, or any execution, garnishment, attachment, sequestration, or other writ or similar proceeding which is not permanently dismissed or discharged within 30 days after the levy;

              (i) a final and non-appealable order, judgment, or decree shall be entered against the Borrower or the Guarantors for money damages and/or Indebtedness due in an amount in excess of $200,000 not covered by insurance, and such order, judgment, or decree shall not be dismissed or stayed within 60 days;

              (j) any charges are filed or any other action or proceeding is instituted by any Governmental Authority against either the Borrower or the Guarantors under the Racketeering Influence and Corrupt Organizations Statute (18 U.S.C. Section 1961 ET SEQ.), the result of which could be the forfeiture or transfer of any material Property of the Borrower or the Guarantors subject to a Lien in favor of the Lender without (i) satisfaction or provision for satisfaction of such Lien, or (ii) such forfeiture or transfer of such Property being expressly made subject to such Lien;

              (k) either the Borrower or the Guarantors shall have (i) concealed, removed, or diverted, or permitted to be concealed, removed, or diverted, any part of its Property, with intent to hinder, delay, or defraud its creditors or any of them, (ii) made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance, or similar law, (iii) made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or (iv) shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint which is not vacated within 30 days from the date thereof;

              (l) any Security Instrument shall for any reason not, or cease to, create valid and perfected first-priority Liens against the Collateral purportedly covered thereby; or

              (m) the occurrence of a Material Adverse Effect and the same shall remain unremedied for in excess of 30 days after notice given by the Lender.

              7.2 REMEDIES. (a) Upon the occurrence of an Event of Default specified in Sections 7.1(f) or 7.1(g), immediately and without notice, (i) all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower; (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Lender in writing; and (iii) the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Lender and any and all other indebtedness at any time owing by the Lender to or for the credit or account of the Borrower against any and all of the Obligations although such Obligations may be unmatured.

              (b) Upon the occurrence of any Event of Default other than those specified in Sections 7.1(f) or 7.1(g), (i) the Lender may, by notice to the Borrower, declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower; (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Lender in writing; and (iii) the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Lender and any and all other indebtedness at any time owing by the Lender to or for the credit or account of the Borrower against any and all of the Obligations although such Obligations may be unmatured.

              (c) Upon the occurrence of any Event of Default, the Lender may, in addition to the foregoing in this Section, exercise any or all of its rights and remedies provided by law or pursuant to the Loan Documents.

                                  ARTICLE VIII

                                 MISCELLANEOUS

              8.1 TRANSFERS; PARTICIPATIONS. The Lender may, at any time, sell, transfer, assign, or grant participations in the Obligations or any portion thereof; and the Lender may forward to each Transferee and prospective Transferee all documents and information relating to such Obligations, whether furnished by the Borrower or otherwise obtained, as the Lender determines necessary or desirable. The Borrower agrees that each Transferee, regardless of the nature of any transfer to it, may exercise all rights (including, without limitation, rights of set-off) with respect to the portion of the Obligations held by it as fully as if such Transferee were the direct holder thereof, subject to any agreements between such Transferee and the transferor to such Transferee.

              8.2 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS. All representations and warranties of the Borrower and all covenants and agreements herein made shall survive the execution and delivery of the Note and the Security Instruments and shall remain in force and effect so long as any Obligation is outstanding or any Commitment exists.

              8.3 NOTICES AND OTHER COMMUNICATIONS. Except as to verbal notices expressly authorized herein, which verbal notices shall be confirmed in writing, all notices, requests, and communications hereunder shall be in writing (including by telecopy). Unless otherwise expressly provided herein, any such notice, request, demand, or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, when deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy notice, when receipt thereof is acknowledged orally or by written confirmation report, addressed as follows:

              (a) if to the Lender, to:

                     Bank One, Texas, National Association
                     910 Travis Street
                     Houston, Texas  77002
                     Attention:  Energy Group, 6th Floor
                     (or for notice by mail, to:
                     P.O. Box 2629
                     Houston, Texas  77252-2629
                     Attention: Energy Group, 6th Floor
                     Telecopy:  (713) 751-3544

              (b) if to the Borrower, to:

                     Southwestern Eagle L.L.C.
                     1675 Larimer Street, Suite 820
                     Denver, Colorado 80202
                     Attention: James W. Williams, Jr.
                     Telecopy: (303) 534-0102

              Any party may, by proper written notice hereunder to the others, change the individuals or addresses to which such notices to it shall thereafter be sent.

              8.4 PARTIES IN INTEREST. Subject to applicable restrictions contained herein, all covenants and agreements herein contained by or on behalf of the Borrower or the Lender shall be binding upon and inure to the benefit of the Borrower or the Lender, as the case may be, and their respective legal representatives, successors, and assigns.

              8.5 RIGHTS OF THIRD PARTIES. All provisions herein are imposed solely and exclusively for the benefit of the Lender and the Borrower. No other Person shall have any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms, and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

              8.6 RENEWALS; EXTENSIONS. All provisions of this Agreement relating to the Note shall apply with equal force and effect to each promissory note hereafter executed which in whole or in part represents a renewal or extension of any part of the Indebtedness of the Borrower under this Agreement, the Note, or any other Loan Document.

              8.7 NO WAIVER; RIGHTS CUMULATIVE. No course of dealing on the part of the Lender, its officers or employees, nor any failure or delay by the Lender with respect to exercising any of its rights under any Loan Document shall operate as a waiver thereof. The rights of the Lender under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. The making of any Loan shall not constitute a waiver of any of the covenants, warranties, or conditions of the Borrower contained herein. In the event the Borrower is unable to satisfy any such covenant, warranty, or condition, the making of any Loan shall not have the effect of precluding the Lender from thereafter declaring such inability to be an Event of Default as hereinabove provided.

              8.8 SURVIVAL UPON UNENFORCEABILITY. In the event any one or more of the provisions contained in any of the Loan Documents or in any other instrument referred to herein or executed in connection with the Obligations shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document or of any other instrument referred to herein or executed in connection with such Obligations.

              8.9 AMENDMENTS; WAIVERS. Neither this Agreement nor any provision hereof may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.

              8.10 CONTROLLING AGREEMENT. In the event of a conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

              8.11 DISPOSITION OF COLLATERAL. Notwithstanding any term or provision, express or implied, in any of the Security Instruments, the realization, liquidation, foreclosure, or any other disposition on or of any or all of the Collateral shall be in the order and manner and determined in the sole discretion of the Lender; provided, however, that in no event shall the Lender violate applicable law or exercise rights and remedies other than those provided in such Security Instruments or otherwise existing at law or in equity.

              8.12 GOVERNING LAW. THIS AGREEMENT, AND THE NOTE AND THE GUARANTY SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT CHAPTER 345

OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY.

              8.13 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE LENDER, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. THE BORROWER HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE LENDER IN ACCORDANCE WITH THIS SECTION.

              8.14 WAIVER OF RIGHTS TO JURY TRIAL. THE BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

              8.15 ENTIRE AGREEMENT. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF, INCLUDING, WITHOUT LIMITATION, THE CORRESPONDENCE DATED MARCH 31, 1999, FROM THE LENDER TO THE BORROWER. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

              8.16 COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same Agreement.

              IN WITNESS WHEREOF, this Agreement is deemed executed effective as of the date first above written.

                                          BORROWER:

                                          SOUTHWESTERN EAGLE L.L.C.



                                          By:    /s/ James W. Williams, Jr.
                                             ---------------------------------
                                                 James W. Williams, Jr.
                                                 Manager


                                          LENDER:

                                          BANK ONE, TEXAS, NATIONAL
                                          ASSOCIATION



                                          By:    /s/ Michelle Wolpert
                                             ---------------------------------
                                                 Michelle Wolpert
                                                 Vice President

                                   EXHIBIT I

                                  FORM OF NOTE
                                PROMISSORY NOTE

$50,000,000                      Houston, Texas                    June 1, 1999

              FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned ("MAKER") promises to pay to the order of BANK ONE, TEXAS, NATIONAL ASSOCIATION ("PAYEE"), at its banking quarters in Houston, Harris County, Texas, the sum of FIFTY MILLION DOLLARS ($50,000,000), or so much thereof as may be advanced against this Note pursuant to the Credit Agreement dated of even date herewith by and between Maker and Payee (as amended, restated, or supplemented from time to time, the "CREDIT AGREEMENT"), together with interest at the rates and calculated as provided in the Credit Agreement.

              Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the meanings assigned to such terms in the Credit Agreement.

              This Note is issued pursuant to, is the "Note" under, and is payable as provided in the Credit Agreement. Subject to compliance with applicable provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this Note without the payment of any premium or fee, but such payment shall not, until this Note is fully paid and satisfied, excuse the payment as it becomes due of any payment on this Note provided for in the Credit Agreement.

              Without being limited thereto or thereby, this Note is secured by the Security Instruments.

              THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT CHAPTER 345 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY TO THIS NOTE.

                                   SOUTHWESTERN EAGLE L.L.C.


                                   By:
                                      ---------------------------------------
                                          James W. Williams, Jr.
                                          Manager

                                   EXHIBIT II

                           FORM OF BORROWING REQUEST

BANK ONE, TEXAS, NATIONAL ASSOCIATION
910 TRAVIS
HOUSTON, TEXAS  77002
Attention:  Energy Group, 6th Floor

       Re: Amended and Restated Credit Agreement dated as of June 1, 1999, by and between SOUTHWESTERN EAGLE L.L.C., and BANK ONE, TEXAS, NATIONAL ASSOCIATION, (as amended, restated, or supplemented from time to time, the "CREDIT AGREEMENT")

Ladies and Gentlemen:

              Pursuant to the Credit Agreement, the Borrower hereby requests a Loan on the date and in the amount as follows:

              Amount:  $

              Requested funding date:               , 19

              The undersigned certifies that she is the ___________ of the Borrower, has obtained all consents necessary, and as such she is authorized to execute this request on behalf of the Borrower. The undersigned further certifies, represents, and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested Loan under the terms and conditions of the Credit Agreement.

              Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                                   Very truly yours,

                                   SOUTHWESTERN EAGLE L.L.C.



                                   By:
                                      ----------------------------------------
                                          James W. Williams, Jr.
                                          Manager

                                  EXHIBIT III

                         FORM OF COMPLIANCE CERTIFICATE

                               __________, 19__

BANK ONE, TEXAS, NATIONAL ASSOCIATION
910 TRAVIS
HOUSTON, TEXAS  77002
Attention:  Energy Group, 6th Floor

       Re: Amended and Restated Credit Agreement dated as of June 1, 1999, by and between SOUTHWESTERN EAGLE L.L.C., and BANK ONE, TEXAS, NATIONAL ASSOCIATION, (as amended, restated, or supplemented from time to time, the "CREDIT AGREEMENT")

Ladies and Gentlemen:

              Pursuant to applicable requirements of the Credit Agreement, the undersigned, as a Responsible Officer of the Borrower, hereby certifies to you the following information as true and correct as of the date hereof or for the period indicated, as the case may be:

       1. To the best of the knowledge of the undersigned, no Default or Event of Default exists as of the date hereof or has occurred since the date of our previous certification to you, if any.

       1. To the best of the knowledge of the undersigned, the following Defaults or Events of Default exist as of the date hereof or have occurred since the date of our previous certification to you, if any, and the actions set forth below are being taken to remedy such circumstances:

       2. The compliance of the Borrower with the financial covenants of the Credit Agreement, as of the close of business on ___________________, is evidenced by the following:

              6.13 TANGIBLE NET WORTH. Permit Tangible Net Worth, as of the close of any fiscal quarter to be less than $1,000,000, beginning with the quarter ending June 30, 1999, plus 50% of positive Net Income thereafter.

                                     ACTUAL

              6.14 GENERAL ADMINISTRATIVE EXPENSES. Permit, as of the close of any fiscal quarter, general and administrative expenses to exceed $225,000 for such quarter, beginning with the quarter ending June 30, 1999.

                                    III-i

                                   ACTUAL

              6.15 CASH FLOW COVERAGE. Permit, at the close of any fiscal quarter, the ratio of Cash Flow to Debt Service to be less than 1.00 to 1.00, beginning with the quarter ending June 30, 1999, by annualizing the Cash Flow for the immediately preceding two quarters, increasing to 1.10 to 1.00 at September 30, 1999, by annualizing the Cash Flow for the immediately preceding three quarters, and increasing to 1.20 to 1.00 at December 31, 1999, for the immediately preceding four quarters. Thereafter, the test shall be conducted on a rolling four quarter basis at the end of every fiscal quarter.

                                   ACTUAL

       3. No Material Adverse Effect has occurred since the date of the Financial Statements dated as of ______________________.

              Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                            Very truly yours,

                            SOUTHWESTERN EAGLE L.L.C.



                            By:
                               --------------------------------------------
                                   James W. Williams, Jr.
                                   Manager






                                    III-ii

                                  EXHIBIT IV


                                  DISCLOSURES


Section 4.9                               LIABILITIES



                                          LITIGATION




Section 4.13                              ENVIRONMENTAL MATTERS




Section 4.18                              REFUNDS




Section 4.19                              GAS CONTRACTS




Section 4.21                              CASUALTIES




Section 4.23                              SUBSIDIARIES

-------------------------------------------------------------------------------




                              FIRST AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT



                                    between



                           SOUTHWESTERN EAGLE L.L.C.
                                  ("BORROWER")



                                      and



                     BANK ONE, TEXAS, NATIONAL ASSOCIATION
                                   ("LENDER")





                                Effective as of
                                 June 25, 1999



-------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                 PAGE
ARTICLE I.     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.1       Terms Defined Above . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2       Terms Defined in Agreement. . . . . . . . . . . . . . . . . . . . . .1
     1.3       References. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.4       Articles and Sections . . . . . . . . . . . . . . . . . . . . . . . .2
     1.5       Number and Gender . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.6       Incorporation of Exhibit. . . . . . . . . . . . . . . . . . . . . . .2
     1.7       Negotiated Transaction. . . . . . . . . . . . . . . . . . . . . . . .2

ARTICLE II.    AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.1       Amendment of Section 1.2. . . . . . . . . . . . . . . . . . . . . . .2
     2.2       Addition of Section 2.1A. . . . . . . . . . . . . . . . . . . . . . .3
     2.3       Amendment to Section 2.2. . . . . . . . . . . . . . . . . . . . . . .4
     2.4       Amendment to Section 2.4. . . . . . . . . . . . . . . . . . . . . . .4
     2.5       Amendment of Section 2.8. . . . . . . . . . . . . . . . . . . . . . .4
     2.6        Amendment of Section 2.15. . . . . . . . . . . . . . . . . . . . . .4
     2.7       Amendment of Section 7.1(a) . . . . . . . . . . . . . . . . . . . . .4
     2.8       Addition of Exhibit VI. . . . . . . . . . . . . . . . . . . . . . . .4
     2.9       Amendment of Table of Contents. . . . . . . . . . . . . . . . . . . .4

ARTICLE III.   CONDITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     3.1       Receipt of Documents. . . . . . . . . . . . . . . . . . . . . . . . .5
     3.2       Accuracy of Representations and Warranties. . . . . . . . . . . . . .5
     3.3       Matters Satisfactory to Lender. . . . . . . . . . . . . . . . . . . .5

ARTICLE IV.    REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . .6

ARTICLE V.     RATIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

ARTICLE VI.    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     6.1       Scope of Amendment. . . . . . . . . . . . . . . . . . . . . . . . . .6
     6.2       Agreement as Amended. . . . . . . . . . . . . . . . . . . . . . . . .6
     6.3       Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . .6
     6.4       Rights of Third Parties . . . . . . . . . . . . . . . . . . . . . . .6
     6.5       ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . .6
     6.6       GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     6.7       JURISDICTION AND VENUE. . . . . . . . . . . . . . . . . . . . . . . .7

                         FIRST AMENDMENT TO AMENDED AND
                           RESTATED CREDIT AGREEMENT


       This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "FIRST AMENDMENT") is made and entered into effective as of June 25, 1999, by and between SOUTHWESTERN EAGLE L.L.C., a Louisiana limited liability company (the "BORROWER"), and BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association (the "LENDER").


                              W I T N E S S E T H:

       WHEREAS, the Borrower and the Lender did execute and exchange counterparts of that certain Amended and Restated Credit Agreement dated June 1, 1999 (the "AGREEMENT"), to which reference is here made for all purposes;

       WHEREAS, the Borrower and the Lender are desirous of amending the Agreement in the particulars hereinafter set forth;

       NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties to the Agreement, as set forth therein, and the mutual covenants and agreements of the parties hereto, as set forth in this First Amendment, the parties hereto agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

           1.1 TERMS DEFINED ABOVE. As used herein, each of the terms "AGREEMENT," "BORROWER," "LENDER", and "FIRST AMENDMENT," shall have the meaning assigned to such term hereinabove.

           1.2 TERMS DEFINED IN AGREEMENT. As used herein, each term defined in the Agreement shall have the meaning assigned thereto in the Agreement, unless expressly provided herein to the contrary.

           1.3 REFERENCES. References in this First Amendment to Schedule, Exhibit, Article, or Section numbers shall be to Schedules, Exhibits, Articles, or Sections of this First Amendment, unless expressly stated to the contrary. References in this First Amendment to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this First Amendment in its entirety and not only to the particular Schedule, Exhibit, Article, or Section in which such reference appears. Except as otherwise indicated, references in this First Amendment to statutes, sections, or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding, or supplementing the statute, section, or regulation referred to. References in this First Amendment to "writing" include printing, typing, lithography, facsimile reproduction, and other means of reproducing words in a tangible visible form. References in this First Amendment to agreements and other contractual instruments shall be deemed to include all exhibits and appendices attached thereto and all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this First Amendment. References in this First Amendment to Persons include their respective successors and permitted assigns.

           1.4 ARTICLES AND SECTIONS. This First Amendment, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

           1.5 NUMBER AND GENDER. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

           1.6 INCORPORATION OF EXHIBIT. The Exhibit attached to this First Amendment is incorporated herein and shall be considered a part of this First Amendment for all purposes.

           1.7 NEGOTIATED TRANSACTION. Each party to this First Amendment affirms to the other that it has had the opportunity to consult, and discuss the provisions of this First Amendment with, independent counsel and fully understands the legal effect of each provision.

                                   ARTICLE II.
                                   AMENDMENTS

       The Borrower and the Lender hereby amend the Agreement in the following particulars:

           2.1 AMENDMENT OF SECTION 1.2. Section 1.2 of the Agreement is hereby amended as follows:

              The following definitions are added to such Section 1.2 or amended, as the case may be, to read as follows:

              "LOAN BALANCE" shall mean, at any time, the outstanding principal balance of the Note and the Term Note at such time.

              "LOAN DOCUMENTS" shall mean this Agreement, the Note, the Term Note, the Security Instruments, the Guaranties, the Term Loan Guaranties, and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with this Agreement, the Note, the Term Note, the Security Instruments, the Guaranties or the Term Loan Guaranties, and all renewals and extensions of, amendments and supplements to, and restatements of, any or all of the foregoing from time to time in effect.

              "OBLIGATIONS" shall mean, without duplication, (a) all Indebtedness evidenced by the Note and the Term Note, (b) the obligation of the Borrower for the payment of Commitment Fees, Facility Fees, and Engineering Fees, and (c) all other obligations and liabilities of the Borrower to the Lender, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination."

              "TERM LOAN GUARANTIES" shall mean the Guaranty Agreements dated June 28, 1999 executed by each of the Term Loan Guarantors and guaranteeing, on a joint and several basis, payment when due of the portion of the Loan Balance evidenced by the Term Note and accrued and unpaid interest on such portion of the Loan Balance, as the same may be ratified, amended, restated, or supplemented from time to time.

              "TERM LOAN GUARANTORS" shall mean, collectively, James W. Williams, Jr., H. Hunter White, Jr., Hunter White, III, and Michael Bright White.

              "TERM NOTE" shall mean the promissory note of the Borrower, in the form attached hereto as Exhibit VI, together with all renewals, extensions for any period, increases, and rearrangements thereof.

              "TERM NOTE MATURITY" shall mean June 25, 2000.

              2.2 ADDITION OF SECTION 2.1A. The Agreement is amended to add a new Section 2.1A thereto to read as follows:

              "2.1A TERM LOAN. (a) Upon the terms and conditions and relying on the representations and warranties of the Borrower contained in this Agreement, the Lender agrees to make a loan to the Borrower on June 25, 1999 in the amount of $2,216,625. Such Loan shall be evidenced by the Term Note."

              (b) The portion of the Loan Balance evidenced by the Term Note shall bear interest at the Floating Rate and accrued and unpaid interest on the portion of the Loan Balance evidenced by the Term Note shall be due and payable monthly commencing on the first day of August, 1999, and continuing on the first day of each calendar month thereafter, until the Term Note Maturity and at the Term Note Maturity.

              (c) The outstanding Loan Balance evidenced by the Term Note and reflected by the notations by the Lender on its records shall be deemed rebuttably presumptive evidence of the principal amount owing on the Term Note.

              (d) The full amount of the Loan Balance then evidenced by the Term Note shall be due and payable in full at the Term Note Maturity.

           2.3 AMENDMENT TO SECTION 2.2. Section 2.2 of the Agreement is amended to add the following at the end of the sentence constituting such
Section 2.2 and immediately preceding the period at the end of such sentence:

              "; provided, however, that proceeds of the Loan evidenced by the Term Note may be used to acquire or refinance the cost to the Borrower of acquiring shares of the outstanding capital stock of Patina Oil & Gas Corporation."

           2.4 AMENDMENT TO SECTION 2.4. Section 2.4 of the Agreement is amended to add the words "portion of the" preceding, and to add the words "evidenced by the Note" following, the words "Loan Balance" each place such words appear in such Section 2.4.

           2.5 AMENDMENT OF SECTION 2.8. Section 2.8 of the Agreement is amended to add the words "evidenced by the Note" following the words "Loan Balance" each place such words appear in such Section 2.8.

           2.6 AMENDMENT OF SECTION 2.15. Section 2.15 of the Agreement is amended to add the words "or the Term Note" following the words "Note" each place such word appears in such Section 2.15.

           2.7 AMENDMENT OF SECTION 7.1(a). Section 7.1(a) of the Agreement is amended and the words "or the Term Note" following the word "Note" each place such word appears in such Section 7.1(a) and to add the words "or the Term Loan Guarantors" following the word "Guarantors" each place such word appears in such Section 7.1(a).

           2.8 ADDITION OF EXHIBIT VI. A new Exhibit VI, in the form of Exhibit VI attached to this First Amendment, is added to the Agreement

           2.9 AMENDMENT OF TABLE OF CONTENTS. The Table of Contents to the Agreement is amended as necessary to give effect to this First Amendment and to reflect that there is a Section 5.21 of the Agreement with the heading "Accounts Receivable and Accounts Payable Reports".

                                  ARTICLE III.
                                   CONDITIONS

       The obligation of the Lender to make the Loan to the Borrower to be evidenced by the Term Note is subject to the fulfillment of the following conditions precedent:

           3.1 RECEIPT OF DOCUMENTS. The Lender shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and in form and substance satisfactory to the Lender:

              (a) multiple counterparts of this First Amendment, as requested by the Lender;

              (b)    the Term Note;

              (c)    Ratification of and Amendment to Security
       Instruments;

              (d) a pledge and/or security agreement(s) covering the shares of the capital stock of Patina Oil & Gas Corporation acquired or refinanced with the Loan to the Borrower pursuant to the provisions of Section 2.1A of the Agreement;

              (e) a Collateral Maintenance Agreement relating to marketable securities pledged to the Lender as security for the Obligations;

              (f) a Form U-1 as prescribed by the Board of Governors of the Federal Reserve System relating to the shares of capital stock of Patina Oil & Gas Corporation acquired or refinanced with the Loan to the Borrower pursuant to the provisions of Section 2.1A of the Agreement;

              (g)    the Term Loan Guaranties;

              (h)    a Notice of Final Agreement; and

              (i) such other agreements, documents, items, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request.

           3.2 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties by the Borrower contained in Article IV of the Agreement shall be true and correct.

           3.3 MATTERS SATISFACTORY TO LENDER. All matters incident to the consummation of the transactions contemplated by the First Amendment shall be satisfactory to the Lender and its legal counsel.

                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

              The Borrower hereby expressly re-makes, in favor of the Lender, all of the representations and warranties by the Borrower set forth in
Article IV of the Agreement, and represents and warrants that all such representations and warranties remain true and unbreached.

                                   ARTICLE V.
                                  RATIFICATION

              Each of the parties hereto does hereby adopt, ratify, and confirm the Agreement and the other Loan Documents, in all things in accordance with the terms and provisions thereof, as amended by this First Amendment.

                                  ARTICLE VI.
                                 MISCELLANEOUS

           6.1 SCOPE OF AMENDMENT. The scope of this First Amendment is expressly limited to the matters addressed herein and this First Amendment shall not operate as a waiver of any past, present, or future breach, Default, or Event of Default under the Agreement, except to the extent, if any, that any such breach, Default, or Event of Default is remedied by the effect of this First Amendment.

           6.2 AGREEMENT AS AMENDED. All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this First Amendment.

           6.3 PARTIES IN INTEREST. All provisions of this First Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Lender and their respective successors and assigns.

           6.4 RIGHTS OF THIRD PARTIES. All provisions herein are imposed solely and exclusively for the benefit of the Lender and the Borrower, and no other Person shall have standing to require satisfaction of such provisions in accordance with their terms and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

           6.5 ENTIRE AGREEMENT. THIS FIRST AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WHETHER WRITTEN OR ORAL, BETWEEN SUCH PARTIES REGARDING THE SUBJECT HEREOF. FURTHERMORE IN THIS REGARD, THIS FIRST AMENDMENT, THE AGREEMENT, THE NOTE, THE TERM NOTE, THE SECURITY INSTRUMENTS, AND THE OTHER WRITTEN DOCUMENTS REFERRED TO IN THE AGREEMENT OR EXECUTED IN CONNECTION WITH OR AS SECURITY FOR THE NOTE AND THE

TERM NOTE REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

           6.6 GOVERNING LAW. THIS FIRST AMENDMENT, THE AGREEMENT AND THE NOTE AND THE TERM NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS. THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT AND THE NOTE AND THE TERM NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY BEAR A NORMAL, REASONABLE, AND SUBSTANTIAL RELATIONSHIP TO THE STATE OF TEXAS.

           6.7 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS FIRST AMENDMENT, THE AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED IN COURTS HAVING SITUS IN HARRIS COUNTY, TEXAS. EACH OF THE BORROWER AND THE LENDER HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE BORROWER OR THE LENDER IN ACCORDANCE WITH THIS SECTION.

              IN WITNESS WHEREOF, this First Amendment to Credit Agreement is executed effective the date first hereinabove written.

                                           BORROWER:

                                           SOUTHWESTERN EAGLE L.L.C.



                                           By:   /s/ James W. Williams, Jr.
                                              ---------------------------------
                                                 James W. Williams, Jr.
                                                 Manager

                                           LENDER:

                                           BANK ONE, TEXAS, NATIONAL
                                           ASSOCIATION


                                           By:   /s/ Michelle Wolpert
                                              ---------------------------------
                                                 Michelle Wolpert
                                                 Vice President

                                   EXHIBIT VI

                              [FORM OF TERM NOTE]

                              TERM PROMISSORY NOTE
                               (this "Term Note")

$2,216,625.00                    Houston, Texas                   June 25, 1999

              FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned ("MAKER") promises to pay to the order of Bank One, Texas, National Association ("PAYEE"), at its banking quarters in Houston, Harris County, Texas, the sum of TWO MILLION TWO HUNDRED SIXTEEN THOUSAND SIX HUNDRED TWENTY-FIVE AND NO/100 DOLLARS ($2,216,625.00), as provided in the Credit Agreement dated June 1, 1999, as amended, by and between Maker and Payee (as amended, restated, or supplemented from time to time, the "CREDIT AGREEMENT"), together with interest at the rates and calculated as provided in the Credit Agreement.

              Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Term Note shall have the meanings assigned to such terms in the Credit Agreement.

              This Term Note is issued pursuant to, is the "Term Note" under, and is payable as provided in the Credit Agreement. Subject to compliance with applicable provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this Term Note without the payment of any premium or fee, but such payment shall not, until this Term Note is fully paid and satisfied, excuse the payment as it becomes due of any payment on this Term Note provided for in the Credit Agreement.

              Without being limited thereto or thereby, this Term Note is secured by the Security Instruments.

              THIS TERM NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT VERNON'S TEXAS CIVIL STATUTES,
ARTICLE 5069, CHAPTER 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY TO THIS TERM NOTE.

                                           SOUTHWESTERN EAGLE L.L.C.


                                           By:   /s/ James W. Williams, Jr.
                                              --------------------------------
                                                 James W. Williams, Jr.
                                                 Manager


                                    VI-i